EXHIBIT 4



                      REGISTRATION RIGHTS AGREEMENT
                      -----------------------------


            REGISTRATION RIGHTS AGREEMENT, dated as of January 8, 1998, by and between ASHA Corporation, a Delaware corporation (the "Company"), and Greenmotors LLC, a Delaware limited liability company ("Stockholder").

            WHEREAS, the authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, par value $.00001 per share (the "Common Stock"), of which 8,663,158 shares of Common Stock are currently issued and outstanding and 10,000,000 shares of Preferred Stock, par value $.001 per share, of which no shares are issued and outstanding;

            WHEREAS, contemporaneously herewith, the Stockholder is acquiring 1,118,652 shares of the Common Stock (the "Shares") pursuant to the terms and conditions of a certain Stock Purchase Agreement dated as of January 5, 1998, among the Company, Alain J-M Clenet and the Stockholder; and

            WHEREAS, as a condition precedent to such purchase, the Company desires to grant to Stockholder certain registration rights with respect to the Shares, all in accordance with the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the foregoing premises and the agreements and mutual covenants hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

            1. "Piggyback" Registration Rights. Subject to applicable stock exchange rules and securities regulations, the Company shall, at least thirty
(30) days prior to a public offering by the Company prior to December 31, 2002, pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any successor form) under the Securities Act (a "Registration Statement") of any class of its equity securities, or securities convertible into or exercisable for any class of its equity securities, give written notice of such proposed filing and of the proposed date thereof to the Stockholder and if, on or before the twentieth (20th) day following the date on which such notice is given, the Company shall receive a written request from the Stockholder requesting that the Company include among the securities covered by such




NYFS11...:\92\56392\0003\1915\AGRD167M.04B

Registration Statement any Shares owned by such Stockholder for offering for sale in a manner and on terms set forth in such request, the Company shall include such Shares in such Registration Statement, if filed, so as to permit such Shares to be sold or disposed of in the manner and on the terms of the offering thereof set forth in such request.

            2. Shelf-Registration; Demand Registration Rights. (i) From and after May 1, 1999, so long as the Company shall be eligible to use a registration statement on Form S-3 relating to the resale of Shares (a "ShelfRegistration Statement"), if the Company shall receive written notice from the Stockholder, specifying in good faith the intended methods of disposition thereof pursuant to a Shelf-Registration Statement, the Company agrees to use its best efforts to prepare said Shelf-Registration Statement and to cause said Shelf-Registration to be filed with and to be declared effective by the Securities and Exchange Commission as soon as reasonably practical thereafter. It is understood and agreed that such ShelfRegistration may have included therein shares of common stock or other equity securities of the Company other than the Shares.

            (ii) The Company agrees to use its best efforts to keep the Shelf-Registration Statement continuously effective until the first to occur of the third anniversary of the date on which such Shelf-Registration Statement was first declared effective by the Securities and Exchange Commission (subject to Suspension Periods (defined below) and extensions coincident with the length of such Suspension Periods) or the date on which all Shares covered by the Shelf-Registration Statement have been sold thereunder in accordance with the plan and method of distribution intended by the Stockholder and as disclosed in the prospectus forming part of the Shelf-Registration Statement (the "Effective Period"). For purposes hereof, "Suspension Period" shall mean a period of time commencing on the date on which the Company provides notice that the ShelfRegistration Statement is no longer effective, that the prospectus included in the Shelf-Registration Statement no longer complies with the requirements therefor prescribed by Section 10(a) of the Securities Act, or that the Company in its reasonable, good faith judgment, for valid business purposes (including, without limitation, in connection with a proposed or pending issuance or sale of the Company's debt or equity securities by the Company or any other Person or a proposed or pending merger, reorganization, consolidation, recapitalization, public offering, sale of assets or other extraordinary corporate transaction, whether or not publicly



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announced, involving the Company or any of its subsidiaries) has elected to require the suspension of the sale by the Stockholder of Shares pursuant to the Shelf-Registration Statement, and shall end on the date when the Stockholder either receives copies of the supplemented or amended prospectus plus an additional five (5) business days or otherwise is advised in writing by the Company that use of the prospectus may be resumed. The Stockholder agrees that it will not sell any Shares pursuant to the ShelfRegistration Statement during any Suspension Period and the Company agrees to cause each Suspension Period to end as soon as reasonably practicable. The Company agrees that no other similarly situated holder of the Company's Common Stock will be permitted to sell shares of the Company's Common Stock pursuant to a shelf registration statement during a Suspension Period. If one or more Suspension Periods occur, the Effective Period shall be extended by such number of days coincident with the aggregate number of days included in all Suspension Periods.

            (iii) From and after May 1, 1999, so long as a Shelf-Registration is not in effect with respect to the Shares, the Stockholder may make a written request of the Company (a "Demand Request") for registration with the Securities and Exchange Commission, under and in accordance with the provisions of the Securities Act, of all or part of the Shares (a "Demand Registration"). Thereupon the Company shall, as expeditiously as is possible and in any event within 60 days after receiving the Demand Request (such 60th day being referred to herein as the "Required Filing Date"), use its commercially reasonable efforts to file a Registration Statement for all Shares which the Company has been so requested to register by Stockholder for sale, all to the extent required to permit the disposition of the Shares so registered; provided, however, that (i) the Company shall not be required to effect (a) more than three (3) Demand Registrations of the Shares pursuant to this Agreement and (ii) in no event shall the Company be required to effect more than one Demand Registration in any six-month period.

            3. Terms and Conditions of Registration or Qualification. In connection with any Registration Statement filed pursuant to Sections 1 and 2 hereof, the following provisions shall apply:

            (i) If a Registration Statement shall be filed pursuant to Section 1 hereof, the Stockholder shall, if requested by the managing underwriter, agree not to sell publicly any Shares (other than the Shares so



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      registered) for a period of up to 90 days following the effective date of the Registration Statement relating to such offering, or such longer time up to one hundred eighty (180) days as the managing underwriter may require.

          (ii) If a Registration Statement shall be filed pursuant to Section 1 hereof, and if the Company's managing underwriter advises that the inclusion in such registration or qualification of some or all of the Shares of the Stockholder sought to be registered creates a substantial risk that the proceeds or price per share the Company will derive from such registration or qualification will be reduced or that the number of shares to be registered or qualified at the instance of the Company plus the number of Shares sought to be registered or qualified by the Stockholder is too large a number to be reasonably sold, the number of Shares sought to be registered or qualified for the Stockholder shall be reduced to the extent necessary to reduce the number of Shares to be registered or qualified to the number recommended by the managing underwriter.

         (iii) The Stockholder will promptly provide the Company with such information as it shall reasonably request in order to prepare such Registration Statement or Shelf-Registration Statement, as the case may be.

          (iv) All expenses in connection with the preparation of any Registration Statement or ShelfRegistration Statement, as the case may be, filed pursuant to Section 1 or 2 hereof shall be borne solely by the Company, except for any underwriters' discount, resulting solely from the inclusion of the Stockholder's Shares in such Registration Statement, which discount shall be paid by the Stockholder, but in no event shall the Stockholder be required to bear any printing expenses, audit expenses or legal expenses other than expenses of counsel to the Stockholder; provided, however, that expenses incurred in connection with the registration or qualification of Shares for sale in jurisdictions selected by the Stockholder as provided in paragraph (viii) of this Section 3 and in which the Company would not otherwise sell shares (other than expenses attributable to services of regularly employed personnel of the Company or counsel, accountants or other professional advisors of the Company which are not directly and specifically related



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      to and resulting from such registration or qualification) shall be borne by the Stockholder.

            (v) Following the effective date of such Registration Statement or Shelf-Registration Statement, as the case may be, the Company shall, upon the request of the Stockholder, forthwith supply such number of prospectuses (including preliminary prospectuses and amendments and supplements thereto) meeting the requirements of the Securities Act or such other securities laws where the Registration Statement or Shelf-Registration Statement, as the case may be, has been filed and such other documents as are referred to in the Registration Statement or Shelf-Registration Statement, as the case may be, as shall be requested by the Stockholder to permit the Stockholder to make a public distribution of the Shares, provided that the Stockholder furnish the Company with such appropriate information relating to the Stockholder's intentions in connection therewith as the Company shall reasonably request in writing.

          (vi) If a Registration Statement shall be filed pursuant to Section 1 hereof, the Company shall prepare and file such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act or such other securities laws where the Registration Statement has been filed with the respect to the offer and sale or other disposition of the shares covered by such Registration Statement during the period required for distribution of the shares, which period shall not be in excess of nine (9) months from the effective date of such Registration Statement.

         (vii) The Company shall select the underwriter or underwriters, if any, who are to undertake any offering of securities with respect to which the Stockholder has rights pursuant to Section 1 hereof.

        (viii) The Company shall use its best efforts to register or qualify the Shares of the Stockholder covered by any such Registration Statement or ShelfRegistration Statement, as the case may be, under such securities or Blue Sky laws in such jurisdictions as the Stockholder may request; provided, however, that the Stockholder shall reimburse the Company, as and to the extent provided in Section 3(iv) hereof, for expenses incurred by the Company in complying with such



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      request and, provided further, that the Company shall not be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified in order to comply with such request.

            4.    Indemnification.

            (i) In the event of the registration or qualification of any Shares of the Stockholder under the Securities Act or any other applicable securities laws pursuant to the provisions of this Agreement, the Company agrees to indemnify and hold harmless the Stockholder, each underwriter, broker or dealer, if any, of such Shares, and each other person, if any, who controls said Stockholder and any such underwriter, broker or dealer within the meaning of the Securities Act or any other applicable securities, from and against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which said Stockholder and such underwriter, broker or dealer or controlling person may become subject under the Securities Act or any other applicable securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or Shelf-Registration Statement under which such Shares were registered or qualified under the Securities Act or any other applicable securities laws, any preliminary prospectus or final prospectus relating to such Shares, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation under the Securities Act or any other applicable securities laws applicable to the Company or relating to any action or inaction required by the Company in connection with any such registration or qualification and will reimburse said Stockholder and each such underwriter, broker or dealer and controlling person for any legal or other expenses reasonably incurred by such said Stockholder and each such underwriter, broker or dealer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss,


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      claim, damage or liability arises out of or is based upon an untrue statement or omission made in such Registration Statement or Shelf-Registration Statement, such preliminary prospectus, such final prospectus or such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by said Stockholder and any such underwriter, broker, dealer or controlling person specifically and expressly for use in the preparation thereof.

          (ii) In the event of the registration or qualification of any Shares of the Stockholder under the Securities Act or any other applicable securities laws for sale pursuant to the provisions hereof, said Stockholder and each underwriter, broker and dealer, if any, of such Shares, and each other person, if any, who controls any such Stockholder, agrees to indemnify and hold harmless the Company, each person who controls the Company within the meaning of the Securities Act, and each officer and director of the Company from and against any losses, claims, damages or liabilities, joint or several, to which the Company, such controlling person or any such officer or director may become subject under the Securities Act or any other applicable securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any Registration Statement or Shelf-Registration Statement under which such Shares were registered or qualified under the Securities Act or any other applicable securities laws, any preliminary prospectus or final prospectus relating to such Shares, or any amendment or supplement thereto, or arise out of or are based upon an untrue statement or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or omission was made therein in reliance upon and in conformity with written information furnished to the Company by said Stockholder specifically for use in connection with the preparation thereof, and will reimburse the Company, such controlling person and each such officer or director for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action.

         (iii) Promptly after receipt by a person entitled to indemnification under this Section 4 (an



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      "indemnified party") of notice of the commencement of any action or claim relating to any Registration Statement or Shelf-Registration Statement filed under Section 1 or Section 2, as the case may be, or as to which indemnity may be sought hereunder, such indemnified party will, if a claim for indemnification hereunder in respect thereof is to be made against any other party hereto (an "indemnifying party"), give written notice to such indemnifying party of the commencement of such action or claim, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than pursuant to the provisions of this Section 4 and shall also not relieve the indemnifying party of its obligations under this Section 4 except to the extent that the indemnifying party is actually prejudiced thereby. In case any such action is brought against an indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled (at its own expense) to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense, with counsel reasonably satisfactory to such indemnified party, of such action and/or to settle such action and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than the reasonable cost of investigation; provided, however, that no indemnifying party shall enter into any settlement agreement without the prior written consent of the indemnified party unless such indemnified party is fully released and discharged from any such liability. Notwithstanding the foregoing, the indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (a) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such suit, action, claim or proceeding, (b) the indemnifying party shall not have employed counsel (reasonably satisfactory to the indemnified party) to take charge of the defense of such action, suit, claim or proceeding, or (c) such indemnified party shall have reasonably concluded, based upon the advice of counsel, that there may be defenses available to it which are


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      different from or additional to those available to the indemnifying party which, if the indemnifying party and the indemnified party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such indemnified party. If any of the events specified in clauses (a), (b) or (c) of the preceding sentence shall have occurred or shall otherwise be applicable, then the fees and expenses of one counsel or firm of counsel selected by a majority in interest of the indemnified parties (and reasonably acceptable to the indemnifying party) shall be borne by the indemnifying party. If, in any such case, the indemnified party employs separate counsel, the indemnifying party shall not have the right to direct the defense of such action, suit, claim or proceeding on behalf of the indemnified party and the indemnified party shall assume such defense and/or settle such action; provided, however, that, an indemnifying party shall not be liable for the settlement of any action, suit, claim or proceeding effected without its prior written consent, which consent shall not be unreasonably withheld.

            5.    Miscellaneous.

            (a) Certain Definitions. For purposes hereof, (i) the term "Affiliate" as used herein shall mean any Person directly or indirectly controlling, controlled by, or under common control with, another Person, (ii) the term "Person" shall mean any natural person, corporation, trust, partnership, limited liability company, association or other entity of any nature whatsoever, and (iii) the term "Securities Act" shall mean the Securities Act of 1933, as amended.

            (b) Notices. Any and all notices or any other communication provided for herein shall be made by handdelivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or overnight air courier guaranteeing next day delivery: (i) in the case of the Company, to: ASHA Corporation, 600 C Ward Drive, Santa Barbara, California 93111, Attention:
President, telecopy number (805) 964-9948, with a copy to: Jon Sawyer, Esq., Krys Boyle Freedman & Sawyer, P.C., Attorneys at Law, Dominion Plaza, Suite 2700, South Tower 600, Seventeenth Street, Denver, Colorado 80202-5427, telecopy number: 303- 893-2882, and (ii) in the case of the Stockholder, to: Greenway Motors LLC, c/o Greenway Partners, L.P., 277 Park Avenue, 27th Floor, New York, New York 10172, Attention:


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President and Chief Executive Officer, telecopy number: 212- 350-5253, with a copy to: David E. Zeltner, Esq., Weil, Gotshal & Manges, LLP, 767 Fifth Avenue, New York, New York 10153, telecopy number: 212-310-8007 (or to such other address as may be designated by such party). Except as otherwise provided in this Agreement, each such notice shall be deemed given at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. A party hereto may designate a new address or telecopy number for purposes of notices hereunder by giving a notice of such change as hereinabove provided.

            (c) Amendment. No change or modification of this Agreement shall be valid, binding or enforceable unless the same shall be in writing and signed by the Company and the Stockholder.

            (d) Waiver. No failure or delay on the part of the Stockholder in exercising any right, power or privilege hereunder, and no course of dealing between the Company and the Stockholder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights and remedies which the Stockholder would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Stockholder to take any other or further action in any circumstances without notice or demand.

            (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

            (f) Governing Law. This Agreement shall be governed and construed in accordance with the law of the State of Delaware without giving effect to the provisions, policies or principles thereof with respect to conflict or choice of law.

            (g) Jurisdiction. The Company and the Stockholder hereby consents to the non-exclusive


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jurisdiction of the courts in the State of New York and all courts competent to hear appeals therefrom, over any actions which may be commenced against any of them under or in connection with this Agreement.

            (h) Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Company and the Stockholder and their respective successors and assigns. In the event that any part of this Agreement shall be held to be invalid or unenforceable, the remaining parts hereof shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part hereof.

            IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.


                                    COMPANY:

                                    ASHA CORPORATION

                                    By: /s/John C. McCormack
                                       ----------------------------------
                                       Name:  John C. McCormack
                                       Title: President


                                    STOCKHOLDER:

                                    GREENMOTORS LLC

                                    By: /s/Gary K. Duberstein
                                       ----------------------------------
                                       Name:  Gary K. Duberstein
                                       Title: Vice President



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